UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

AXIL BRANDS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41958	47-4125218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fremont Avenue, Unit 158, Alhambra, CA 91803

(Address of principal executive offices, including ZIP code)

(888) 638-8883

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AXIL	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of March 5, 2024, AXIL Brands, Inc. (the “Company”) entered into repurchase agreements (the “Repurchase Agreements”) with the stockholders of the Company listed on the signature pages thereto (the “Stockholders”) to purchase from the Stockholders in the aggregate 207,748,250 shares of Series A Preferred Stock of the Company (equivalent, in the aggregate, to approximately 10,387,413 shares of the Company’s common stock on an as converted basis) for the aggregate cash consideration of $1,246,489.50. Weston Harris, the manager of Teton 360, LLC, is a consultant of the company.

The Repurchase Agreements contain customary representations and warranties. The repurchase was approved by the Board of Directors of the Company. The Company funded the repurchase through cash on hand. Following the repurchase, 42,251,750 shares of Series A Preferred Stock of the Company will remain outstanding.

The foregoing description of the Repurchase Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Repurchase Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Repurchase Agreement, dated March 5, 2024, by and between AXIL Brands, Inc. and Teton 360, LLC.

10.2	Repurchase Agreement, dated March 5, 2024, by and between AXIL Brands, Inc. and L Grant Foster TTEE - The Williams Family Irrevocable Trust.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIL BRANDS, INC.

Date: March 11, 2024	By:	/s/ Jeff Toghraie
Name: Jeff Toghraie
Title: Chief Executive Officer